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Exhibit 10.14

RESTRICTED STOCK AGREEMENT

        This Restricted Stock Agreement, dated as of                        (the "Grant Date") between 1-800 CONTACTS, INC., a Delaware corporation (the "Company"), and the employee of the Company listed on the signature page hereto (the "Grantee").

        Pursuant to the Company's 2004 Stock Incentive Plan (the "Plan"), the Company and the Grantee desire to enter into an agreement to evidence the grant by the Company to the Grantee of that number of shares of the Company's common stock, par value $.01 per share (the "Common Stock") listed on the signature page hereto (the "Shares"). Certain terms used herein are defined in paragraph 9 hereof.

        The parties hereto hereby agree as follows:

        1.    Shares.

            (a)    Grant.    Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee the Shares. The number of shares of Common Stock granted shall be subject to adjustment as provided in paragraph 10 hereto.

            (b)    Payment of Par Value.    The par value of $.01 per Share shall be paid by Grantee to the Company on the Grant Date and in the amount listed on the signature page hereto (the "Par Value Amount"). Payment of the Par Value Amount shall be made to the Company in cash or by check by the Grantee, provided that the Committee may (but need not) permit payment to be made by (i) delivery to the Company of outstanding shares of Common Stock held by the Grantee, (ii) retention by the Company of Shares which would otherwise be issued to the Grantee upon lapse of the restrictions on such Shares, (iii) withholding by the Company of the Par Value Amount from the Grantee's regular salary or (iv) any combination of cash, check, salary withholding, the Grantee's delivery of outstanding shares of Common Stock and retention by the Company of Shares which would otherwise be issued to the Grantee upon lapse of the restrictions on such Shares.

        2.    Restrictions.

            (a)    Normal Vesting.    The Shares granted hereunder may be issued to the Grantee only to the extent they have become vested. The Shares shall vest as follows: [INSERT VESTING RESTRICTIONS], if and only if the Grantee is, and has been, continuously a director, officer or employee of, or otherwise performing services for, the Company or its subsidiaries from the Grant Date through the applicable Vesting Date.

            (b)    Change in Control.    In the event of a Change in Control, the Shares shall be vested as to all of the Shares. The Committee may in its sole discretion direct the Company to cash out the Shares on the basis of the Change in Control Price as of the date the Change in Control occurs or such other date the Committee may determine prior to the Change in Control.

            (c)    No Vesting After Termination Date.    Notwithstanding any provision of subsection 2(b) to the contrary, the Shares shall cease to vest, and any other restrictions on the Shares shall cease to lapse, after the Termination Date. Any portion of the Shares which has vested, or upon which any other restrictions have lapsed, prior to the Termination Date, but which has not been issued previously, shall be issued to the Grantee.

        3.    Procedure for Issuing Shares Upon Vesting Date.    As a condition to any issuance of Shares by the Company to the Grantee upon a Vesting Date, the Grantee shall make all customary investment representations which the Company requires.

        4.    Securities Laws Restrictions and Other Restrictions on Transfer of Shares.    The Grantee understands and acknowledges that federal and state securities laws govern and restrict his or her right to offer, sell or otherwise dispose of any Shares unless the offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. The Grantee agrees that he or she will not offer, sell or otherwise dispose of any Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The Grantee further understands that the certificates for any vested Shares shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

        5.    Transferability of Shares.    The unvested, or otherwise restricted, Shares granted hereunder may be transferred by the Grantee only (i) by will or the laws of descent and distribution or (ii) with the prior written approval of the Committee, to any member of the Grantee's Family Group, provided that such transferee shall have agreed in writing to be bound by the terms of this Restricted Stock Agreement. Unless the context otherwise requires, references herein to the Grantee are deemed to include any permitted transferee under this paragraph 5.

        6.    Conformity with Plan.    The provisions of this Restricted Stock Agreement are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Restricted Stock Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Restricted Stock Agreement, the Grantee acknowledges his or her receipt of this Restricted Stock Agreement and the Plan and agrees to be bound by all of the terms of this Restricted Stock Agreement and the Plan.

        7.    Rights of Participants.    Nothing in this Restricted Stock Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee's employment at any time for any reason or for no reason, nor confer upon the Grantee any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation, and in the event of termination of employment any portion of the Shares that was not previously vested, or upon which any other restrictions have not previously lapsed, shall expire and be forfeited (other than termination due to death, Permanent Disability or retirement). Nothing in this Restricted Stock Agreement shall confer upon the Grantee any right to be selected again as a Plan participant, and nothing in the Plan or this Restricted Stock Agreement shall provide for any adjustment to the number of Shares except as provided in paragraph 10 below.

        8.    Withholding of Taxes.    The Company shall be entitled, if necessary or desirable, to withhold from the Grantee any amounts due and payable by the Company to the Grantee (or secure payment from him or her in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Shares issuable under this Agreement, and the Company may defer such issuance unless indemnified by the Grantee to its satisfaction. Provided, the Committee may allow the Grantee to pay the amount of any withholding or other tax due from the Company with respect to any Shares issuable under this Agreement by (i) delivery to the Company of outstanding shares of Common Stock held by the Grantee, (ii) retention by the Company of Shares which would otherwise be issued to the Grantee upon lapse of the restrictions on such Shares or (iii) any combination of cash, check, the Grantee's delivery of outstanding shares of Common Stock and retention by the Company of Shares which would otherwise be issued to the Grantee upon lapse of the restrictions on such Shares.

        9.    Certain Definitions.    For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        "Board" means the Board of Directors of the Company.

        "Change in Control" means the occurrence of any of the following:

    (i)
    When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary, any existing stockholders of the Company on the effective date of the Plan and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), after the effective date of the Plan, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

    (ii)
    When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least half of the members of the Board, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24 month period) or by prior operation of this provision; or

    (iii)
    The approval by the stockholders of the Company of a transaction involving the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger, or otherwise.

        "Change in Control Price" means the highest closing price of a share of Common Stock as reported by the Nasdaq National Market or paid or offered in any bona fide transaction related to a Change in Control, at any time during the 60-day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee.

        "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board which may be designated by the Board to administer the Plan. Any reference herein to the Committee shall be deemed to refer to the Board in the event that the Board has not delegated the administration of the Plan to the Committee.

        "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

        "Company" shall mean 1-800 CONTACTS, INC., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of the Company as such term is defined in Section 425(f) of the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

        "Family Group" means a Grantee's spouse and descendants (whether natural or adopted) and any trust established solely for the benefit of the Grantee and/or the Grantee's spouse and/or descendants.

        "Shares" shall mean (i) all shares of Common Stock issued or issuable upon the lapse of the restrictions on the Shares and (ii) all shares of Common Stock issued with respect to the Common

Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

        "Permanent Disability" shall mean the Grantee's permanent inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his or her duties and obligations to the Company or to participate effectively and actively in the management of the Company as determined in the reasonable judgment of the Board.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

        "Termination Date" means the date that the Grantee ceases to be employed or paid by the company or any of its subsidiaries for any reason.

        10.    Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split or combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares authorized by the Plan and the number of Shares covered by this Restricted Stock Agreement as may be determined to be appropriate and equitable.

        11.    Additional Restrictions on Transfer.

            (a)    Restrictive Legend.    Unless the Shares are covered by an effective registration statement under the Securities Act, the certificates representing the Shares shall bear the following legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

            (b)    Opinion of Counsel.    The Grantee may not sell, transfer or dispose of any Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

        12.    Remedies.    The parties hereto shall be entitled to enforce their rights under this Restricted Stock Agreement specifically, to recover damages by reason of any breach of any provision of this Restricted Stock Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Restricted Stock Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Restricted Stock Agreement.

        13.    Amendment.    Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Grantee and the Company.

        14.    Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Restricted Stock Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

        15.    Severability.    Whenever possible, each provision of this Restricted Stock Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Restricted Stock Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Restricted Stock Agreement.

        16.    Counterparts.    This Restricted Stock Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Restricted Stock Agreement.

        17.    Descriptive Headings.    The descriptive headings of this Restricted Stock Agreement are inserted for convenience only and do not constitute a part of this Restricted Stock Agreement.

        18.    Governing Law.    The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Utah.

        19.    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Restricted Stock Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to the Grantee at the address appearing on the signature page to this Restricted Stock Agreement and to the Company at 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020, Attn: Chief Financial Officer, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        20.    Entire Agreement.    This Restricted Stock Agreement and the terms of the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by the Grantee of the Shares.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement to reflect the grant which is authorized herein.

1-800 CONTACTS, INC.
Authorized Signature:	Brian W. Bethers, President and CFO
GRANTEE:
Signature:
Printed Name:	[NAME]
Address:

Number of Shares:
Par Value Price:	$
Grant Date:

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RESTRICTED STOCK AGREEMENT